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                                                              Exhibit 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3, Amendment No. 1, and related Prospectus of At Home Corporation for the registration of 10,673,549 shares of its Series A common stock and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California

January 18, 2000